Exhibit 5(ii)(b)
Copy of Internal Revenue Service determination letter

                                                     DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MARYLAND  21201-0000

Date:  April 22, 1996                          Employer Identification Number:
                                                     22-1712289
                                               File Folder Number:
BUTLER SERVICE GROUP, INC.                           521046415
C/O MAURA ANN MCBREEN                          Person to Contact:
BAKER & MCKENZIE                                     EP/EO CUSTOMER SERVICE UNIT
130 EAST RANDOLPH DRIVE, SUITE 3700            Contact Telephone Number:
CHICAGO, ILLINOIS  60601                             (410) 962-6058
                                               Plan Name:
                                                     BUTLER SERVICE GROUP, INC.
                                                     401(K) PLAN
                                               Plan Number:
                                                     010

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on November 10, 1994.

                                                              Letter 835 (DO/CG)
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BUTLER SERVICE GROUP, INC.


         This determination letter is also applicable for the amendment(s) adopted on August 26, 1993.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

         This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                        Sincerely yours,

                                        /s/ Paul H. Harrington

                                        District Director

Enclosure(s)
Publication 794
Addendum




                                                              Letter 835 (DO/CG)